Exhibit 10.58
ADVANCED MICRO DEVICES, INC.

COMPANY-PROVIDED BUSINESS AIRCRAFT USAGE AND COMMERCIAL TRAVEL BY PERSONAL GUESTS POLICY

Objectives of these Guidelines. Advanced Micro Devices, Inc. (the “Company”) desires to provide the Chief Executive Officer (“CEO”) and the Company’s Executive Vice Presidents and Senior Vice Presidents (collectively, “Executive Vice Presidents” and “Senior Vice Presidents” shall be referred to as the “Senior Officers;” and each, a “Senior Officer”) and members of the Company’s Board of Directors use of aircraft chartered, leased or owned by the Company (“Company-Provided Aircraft”). These Guidelines set forth the framework for the use of Company-Provided Aircraft and for commercial travel by personal guests of the CEO, Senior Officers and members of the Company’s Board of Directors.

These Guidelines are intended to supplement the Company’s Global Business Travel and General Expense Claim Policy (#1610).

Business Use. Except as otherwise specifically set forth herein, flights on Company-Provided Aircraft are restricted to Company business. Use of Company-Provided Aircraft should be considered only when significant advantages or savings over commercial air travel may be realized in terms of time, money or productivity. For example, there are times when traveling on commercial flights is not feasible or practical such as when a Senior Officer must reach multiple destinations quickly and efficiently and commercial flights are not available or when there is a specific security threat related to the Senior Officer or member of the Board of Directors.  Prior to making use of Company-Provided Aircraft, the Senior Officer or member of the Board of Directors should evaluate the trip with respect to cost, business agenda, time constraints, specific security threat issues and commercial aircraft options.  If an available commercial aircraft flight is more feasible or practical, the commercial aircraft flight should be used by the Senior Officer.

Prior Approval. Other than the CEO, any use of the Company-Provided Aircraft by a Senior Officer or member of the Board of Directors must be approved in advance by the CEO, or the Company’s Chief Financial Officer (“CFO”) or CEO’s delegate, if the CEO is unavailable.

Records and Reports. All travel on Company-Provided Aircraft must be coordinated through the Company’s travel coordinator. The Company’s travel coordinator will maintain a trip log (a “Trip Log”) that maintains the name of each passenger, each passenger’s affiliation with the Company, business purpose of the trip, destination points, flight miles, a breakdown of the costs of the trip and a brief explanation for why a commercial aircraft flight was not utilized. The travel coordinator shall forward the Trip Log to the head of the Company’s Tax Department on a monthly basis. The Company’s Tax Department shall provide a summary of the Trip Log as well as any imputed income with respect to each trip to the CFO on a quarterly basis.

Passenger Guidelines. Generally, the limitations on the number and type of employees that may travel on the same flight under the Company’s Global Business Travel and General Expense Claim Policy (#1610) apply to the Company-Provided Aircraft. It shall be the responsibility of the CEO, Senior Officer or member of the Board of Directors arranging the flight to ensure the restrictions set forth in the Company’s Global Business Travel and General Expense Claim Policy (#1610) are not violated.

Invitees – Company-Provided Aircraft.

(a)If the Company requests that an invitee, such as a spouse, significant other or family member, travel on behalf of the Company to a Company function or business meeting, the invitee may accompany the CEO, a Senior Officer or member of the Board of Directors on the Company-Provided Aircraft; provided that, unused seats are available, advance approval has been obtained from the CFO or his/her delegate prior to the travel commencing and such travel does not result in significant incremental cost to the Company (e.g., more than just the cost of catering). Unless otherwise specified by the CFO, upon approval, neither the CEO, Senior Officer, member of the Board of Directors nor the invitee is required to pay the Company for any costs of such flight. To the extent income is required to be imputed with respect to an invitee, the Company’s Tax Department will impute the value of the invitee’s flight as taxable income to the CEO, Senior Officer or member of the Board of Directors as required by applicable law. The imputed income, to the extent applicable, is subject to income tax withholding and employment taxes and will be included in the CEO or Senior Officer’s W-2, as applicable. Any applicable imputed income for foreign members of the Company’s Board of Directors is subject to income tax withholding and will be included on Form 1042S. Imputed income for the members of the Board of Directors who are US-based will be reported on Form 1099-MISC. In addition, for purposes of SEC reporting, the aggregate incremental costs to the Company resulting from an invitee traveling to a Company function or business meeting on Company-Provided Aircraft may be disclosed as a “perquisite”, to the extent applicable, in the CEO’s, Senior Officer’s or member of the Board of Directors’ “All Other Compensation” in the Company’s proxy statement.

(b)Invitees may accompany the CEO, a Senior Officer or member of the Board of Directors on the Company-Provided Aircraft in circumstances where their travel on behalf of the Company is not required (e.g. for personal reasons); provided that, unused seats are available, advance approval has been obtained from the CFO or his/her delegate prior to the travel commencing, and such travel does not result in significant incremental cost to the Company (e.g., more than just the cost of catering) resulting from such non-business invitee’s travel on the Company-Provided Aircraft. To the extent income is required to be imputed with respect to the CEO or a Senior Officer’s invitee, the Company’s Tax Department will impute the value of the invitee’s flight as taxable income to the CEO, Senior Officer or members of the Board of Directors as required by applicable law. The imputed income, to the extent applicable, is subject to income tax withholding and employment taxes and will be included in the CEO or Senior Officer’s W-2, as applicable. Any applicable imputed income for foreign members of the Company’s Board of Directors is subject to income tax withholding and will be included on Form 1042S. Imputed income for the members of the Company’s Board of Directors who are US-based will be reported on Form 1099-MISC. In addition, for purposes of SEC reporting, the aggregate incremental costs to the Company resulting from an invitee’s non-business travel on Company-Provided Aircraft that are not fully reimbursed to the Company may be disclosed as a “perquisite”, to the extent applicable, in the CEO’s, Senior Officer’s or member of the Board of Directors’ “All Other Compensation” in the Company’s proxy statement.

Invitees - Commercial Air Travel. If an invitee, such as a spouse, significant other or other family member, is required to travel on behalf of the Company to a Company function or business meeting, advance approval must be obtained from the CFO or his/her delegate prior to the travel commencing on commercial aircraft. In the event an invitee’s travel is required, neither the CEO, Senior Officer, member of the Board of Directors nor the invitee is required to pay the Company for any costs of such commercial aircraft flight. The invitee shall utilize the same air travel class as the CEO, Senior Officer or member of the Board of Directors. To the extent income is required to be imputed with respect to an invitee, the Company’s Tax Department will impute the value of the invitee’s flight as taxable income to the CEO or Senior Officer as required by applicable law. The imputed income, to the extent applicable, is subject to income tax withholding and employment taxes and will be included in the CEO or Senior Officer’s W-2, as applicable. Any applicable imputed income for foreign members of the Company’s Board of Directors is subject to income tax withholding and will be included on Form 1042S. Imputed income for the members of the Company’s Board of Directors who are US-based will be reported on Form 1099-MISC. In addition, for purposes of SEC reporting, the aggregate incremental costs to the Company resulting from an invitee traveling to a Company function or business and any direct costs relating to a non-business invitee’s travel on commercial aircraft that are not fully reimbursed to the Company may be disclosed as a “perquisite”, to the extent applicable, in the CEO’s, Senior Officer’s or member of the Board of Directors “All Other Compensation” in the Company’s proxy statement.

CEO. Notwithstanding the foregoing, the CEO shall be permitted to use the Company-Provided Aircraft for Company business and shall not require prior approval to use the Company-Provided Aircraft. The CEO may invite other members of the Board of Directors, Senior Officers or Company employees to travel on the Company-Provided Aircraft on behalf of the Company to a Company function or business meeting without prior approval.

Tax Protection. No tax protection will be provided to the CEO or any Senior Officer or member of the Board of Directors related to either his/her or an invitee’s use of Company-Provided Aircraft or an invitee’s commercial aircraft travel.

Certificate of Insurance (COI).  Upon establishing a relationship with a Company-Provided Aircraft vendor, the Company Certificate of Insurance (COI) Request Form (in the form provided by the Company’s Treasury Department) will be sent to the Company-Provided Aircraft vendor and a copy of the COI certifying all of the required coverage will be provided to the Company prior to any trip taking place.  Any exceptions to the required insurance limits, coverages or additional provisions contained within the COI Request Form must be approved by the Treasury Department. The COI will be on file with the Treasury Department.

If a long-term agreement is entered into with a Company-Provided Aircraft vendor, the COI, containing the mutually agreed upon insurance requirements that the Company-Provided Aircraft vendor will be required to maintain for the duration of such long-term agreement must be on file with the Treasury Department. The Treasury Department will update the Company’s travel coordinator if changes to the insurance requirements are required.

Expense Claims. Expense claims submitted by the CEO, Senior Officers and members of the Board of Directors require the approval of the CFO.

Elected Officials. Notwithstanding any other provision in these Guidelines, Company-Provided Aircraft is not to be used for the purpose of supporting a political candidate or public office holder.

Exceptions. Any exception to these Guidelines or any specific situation that is not clearly covered within these Guidelines must be documented and approved in advance, in writing by the CEO and CFO.